SECURITIES & EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2004

LITTLEFIELD CORPORATION.
(exact name of registrant as specified in its charter)

Delaware	1-13530	74-2723809
(State or other jurisdiction of incorporation)	(Commissions File Number)	I.R.S. Employer Identification Number)

2501 North Lamar Blvd., Austin, Texas	78705
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 476-5141

(Former name or former address, if changed since last report.) NA

Item 9. - Regulation FD Disclosure

The following information is furnished pursuant to Item 9, "Regulation FD Disclosure."

On January 22, 2004, Littlefield Corporation issued a press release announcing 4th quarter 2003 financial performance. A copy of that press release is attached as exhibit 99.1 to this report, and is below.

Item 12. - Results of Operations and Financial Condition

The following information is furnished pursuant to Item 9, "Regulation FD Disclosure," and Item 12, "Results of Operations and Financial Condition." On January 22, 2004, Littlefield Corporation issued a press release announcing 4th quarter 2003 financial performance. A copy of that press release is attached as exhibit 99.1 to this report, and is below.

Exhibit 99.1:

Press Release dated January 22, 2004.

FOR IMMEDIATE RELEASE

January 22, 2004

For Additional Information:
Jon Lovoy
Littlefield Corporation
512-476-5141 PH
512-476-5680 FX
jlovoy@littlefield.com

Littlefield Corporation Announces Improved Fourth Quarter 2003 Performance

Littlefield Corporation announced today its earnings for the 4th Quarter of 2003. Earnings will be discussed in a conference call on Friday, January 23, at 11:00 AM Central Time. Interested parties are directed to the Company’s press release of January 21, 2004, which provides the details for the conference call.

The following report is based upon accounts that have not yet been reviewed by the Company’s auditors. Any modifications as a result of that review will be highlighted in the Company’s 10-QSB filing; and, if material, will be addressed in a subsequent press release. It should be anticipated that there may be certain GAAP mandated year-end adjustments (e.g. impairment of goodwill, rent leveling, etc.) which will come about in the ordinary course of the Company’s audit and which will be reflected in the Company’s 10-QSB filing later this year.

The following report takes into account the discontinuation of the Company’s “amusement” business in Alabama, which occurred early in 2003. This approach is necessary in order to ensure that comparative information is arithmetically accurate and provides an accurate picture of the Company’s performance.

Highlights of the improved Q4-2003 are as follows:
  Company Net Operating Income [please note footnote below] increased by almost $500,000 in the quarter when compared to Q4-2002.
  Entertainment Q4-2003 NOI increased by 42% when compared to Q4-2002, while Revenue declined by 1%. For the full year Entertainment NOI increased by 18% or $339,872.
  Entertainment EBITDA during the quarter increased by 64% or $260,422. For the full year Entertainment EBITDA increased by $507,417 or 22%.
  Hospitality Q4-2003 NOI increased by 184% while the annual loss attributable to Hospitality was trimmed by 43%. Quarterly Hospitality EBITDA increased by 28% while negative EBITDA attributable decreased by $197,752 or 94%.
  Corporate overhead for the year decreased by 33% or $646,013 and for the quarter by 38% or $164,921.
NET OPERATING INCOME (1):

	Q4 – 2003	Q4 – 2002	Difference	%
Littlefield Corporation	$140,418	$(350,256)	$490,674
Earnings/share	$0.02	$(0.04)	$0.06
Wtd average shares	8,281,480	8,246,151	35,329	0%
Entertainment	$471,527	$332,312	$139,215	42%
Hospitality	$95,979	$33,847	$62,132	184%

The operating performance of the Company improved dramatically in Q4-2003 improving from a loss of $350,256 in Q4-2002 to a gain of $140,418. The improvement was felt in both Entertainment and Hospitality. The improvement in Hospitality is particularly noteworthy and may be indicative of a continuing improving trend. Investors are cautioned to be wary in arriving at any long-term conclusions from a single quarter’s performance.

	2003	2002	Difference	%
Littlefield Corporation	$134,421	($447,128)	$581,549
Earnings/share	$0.02	$(0.06)	$0.08
Wtd average shares	8,269,569	8,115,661	153,908	2%
Entertainment	2,279,330	1,939,458	339,872	18%
Hospitality	(278,710)	$(490,896)	212,186	43%

(1) Excluding extraordinary and non-recurring items as well as goodwill impairment, if any.

REVENUE:

	Q4 – 2003	Q4 - 2002	Difference	%
Littlefield Corporation	$2,579,417	$2,672,643	$(93,226)	-3%
Entertainment	$1,407,097	$1,416,700	$(9,603)	-1%
Hospitality	$1,164,134	$1,254,143	$(90,009)	-7%

	2003	2002	Difference	%
Littlefield Corporation	$9,971,281	$10,331,218	$(359,937)	-3%
Entertainment	$6,281,027	$6,244,375	$36,652	1%
Hospitality	$3,661,286	$4,079,640	$(418,354)	-10%

The improved performance of the Company in both Q4-2003 and full year 2003 is made more noteworthy as it was accomplished in an environment of modestly contracting revenue. The fact that Hospitality was able to increase NOI while revenue continued to contract, may indicate a positive trend for future performance if revenue increases to former levels with continuing improving economic conditions.

EBITDA (1):

	Q4 – 2003	Q4 – 2002	Difference	%
Littlefield Corporation	$466,190	$44,980	$421,210	936%
Entertainment	665,811	405,389	260,422	64%
Hospitality	144,816	113,512	31,304	28%

	2003	2002	Difference	%
Littlefield Corporation	$1,477,292	$797,318	$679,974	85%
Entertainment	2,819,144	2,311,727	507,417	22%
Hospitality	(12,950)	(210,342)	197,752	94%

CORPORATE OVERHEAD (without depreciation/amortization):

	Q4 – 2003	Q4 – 2002	Difference	%
Corporate overhead	$268,065	$432,986	$164,921	38%

	2003	2002	Difference	%
Corporate overhead	1,306,472	1,952,485	646,013	33%

Jeffrey L Minch, President and Chief Executive Officer of Littlefield Corporation, offered the following comments:

"The Company’s performance in the fourth quarter of 2003 has improved dramatically when compared to the similar quarter in 2002. There seems to be some analytical and anecdotal support that our businesses have begun to rebound, alongside the improving national and local economies, during the third and fourth quarters of 2003. It also is apparent that things hit rock bottom at about this time last year. The comparable period comparisons appear to support that conclusion.

There have been no masterstrokes that have created this improved performance. Lots of people have gone about their jobs with a diligent and professional approach resulting in a collective improvement. Our employees deserve all of the credit. It is particularly noteworthy that this improved performance occurred without meaningful improvements in revenue.

I am more than modestly encouraged that the continued recovery of the national and local economies will benefit our businesses. I retain a bit of caution as it relates to our focus and competitive forces.

My personal opinion is that the economy hit rock bottom in late 2002 and began to show signs of discernable improvement in the second half of 2003. We will continue to work hard to get our fair share of an improving opportunity."

Investors are always cautioned to be careful in drawing conclusions from a single press release, the Company’s performance in a single quarter or the individual opinions of any member of the Company's management in making their individual investment decisions.

In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company’s Securities and Exchange Commission filings and reports.